SHARE EXCHANGE AGREEMENT

by and among

Reprints Desk, Inc.
a Delaware corporation

and

the Shareholders of
Reprints Desk, Inc.,
a Delaware corporation

on the one hand;

and

Derycz Scientific, Inc.,
a Nevada corporation,

on the other hand

November 13, 2006

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of November 13, 2006 (this “Agreement”), is made and entered into by and among Reprints Desk, Inc., a Delaware corporation (“Reprints”), and the shareholders of Reprints listed on Schedule I attached hereto (each, a “Reprints Shareholder,” collectively, the “Reprints Shareholders”), on the one hand, and Derycz Scientific, Inc., a Nevada corporation (“Derycz”), on the other hand.  Reprints is a party to this agreement solely to make representations and warranties as set forth herein.

RECITALS

WHEREAS, the Board of Directors of Derycz has adopted resolutions approving and adopting the acquisition of shares of Reprints (the “Share Exchange”) upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, each Reprints Shareholder owns the number of shares of common stock of Reprints set forth opposite such Reprints Shareholder’s name on Schedule I attached hereto (collectively, the “Reprints Shares”);

WHEREAS, the Reprints Shareholders own, collectively, 550,000 shares of common stock of Reprints, constituting 100% of the issued and outstanding capital stock of Reprints, and the Reprints Shareholders desire to sell and transfer their respective Reprints Shares pursuant to the terms and conditions of this Agreement;

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations corresponding thereto, so that the Share Exchange shall qualify as a tax free reorganization under the Code;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
THE SHARE EXCHANGE

1.1            The Share Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the Reprints Shareholders will sell, convey, assign, transfer and deliver to Derycz one or more stock certificates representing the Reprints Shares, and as consideration for the acquisition of the Reprints Shares, Derycz will issue to each Reprints Shareholder, in exchange for such Reprints Shareholder’s pro rata portion of the Reprints Shares, one or more stock certificates representing the number of shares of Derycz common stock set forth opposite such Reprints Shareholder’s name on Schedule I attached hereto (collectively, the “Derycz Shares”).

1.2            Closing. The closing of the Share Exchange (the “Closing”) shall take place on November 13, 2006, or on such other date as may be mutually agreed upon by the parties.  Such date is referred to herein as the “Closing Date.”

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF REPRINTS

Reprints hereby represents and warrants to Derycz as follows:

2.1            Organization. Reprints has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

2.2            Capitalization. The authorized capital stock of Reprints consists of 20,000,000 shares of common stock, $0.0001 par value, of which 550,000 shares are issued and outstanding, and 2,000,000 shares of preferred stock, $0.0001 par value, none of which are outstanding. All of the issued and outstanding shares of capital stock of Reprints are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Reprints is a party or which are binding upon Reprints providing for the issuance or transfer by Reprints of additional shares of its capital stock and Reprints has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments which are binding upon Reprints.  There are no voting trusts or any other agreements or understandings with respect to the voting of Reprints' capital stock.

2.3            Certain Corporate Matters. Reprints is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Reprints' financial condition, results of operations or business. Reprints has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.4            Authority Relative to this Agreement. Reprints has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Reprints and the consummation by Reprints of the transactions contemplated hereby have been duly authorized by the Board of Directors of Reprints and no other actions on the part of Reprints are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Reprints and constitutes a valid and binding agreement of Reprints, enforceable against Reprints in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE REPRINTS SHAREHOLDERS

The Reprints Shareholders hereby represent and warrant to Derycz as follows:

3.1            Ownership of the Reprints Shares.  Each Reprints Shareholder owns, beneficially and of record, good and marketable title to the Reprints Shares set forth opposite such Reprints Shareholder’s name on Schedule I attached hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. Each Reprints Shareholder represents that such person has no right or claims whatsoever to any shares of Reprints capital stock, other than shares listed opposite such Reprints Shareholder’s name on Schedule I and does not have any options, warrants or any other instruments entitling such Reprints Shareholder exercisable to purchase or convert into shares of Reprints capital stock.  At the Closing, the Reprints Shareholders will convey to Derycz good and marketable title to the Reprints Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions.

3.2            Authority Relative to this Agreement.  This Agreement has been duly and validly executed and delivered by each Reprints Shareholder and constitutes a valid and binding agreement of each Reprints Shareholder, enforceable against each Reprints Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.3            Restricted Securities. Each Reprints Shareholder acknowledges that the Derycz Shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the Derycz Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Derycz Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, each Reprints Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.4            Accredited Investor.  Each Reprints Shareholder is an “Accredited Investor” as that term is defined in rule 501 of Regulation D promulgated under the Securities Act.  Each Reprints Shareholder is able to bear the economic risk of acquiring the Derycz Shares pursuant to the terms of this Agreement, including a complete loss of such Reprints Shareholder’s investment in the Derycz Shares.

3.5            Legend. Each Reprints Shareholder acknowledges that the certificate(s) representing such Reprints Shareholder’s pro rata portion of the Derycz Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF DERYCZ

Derycz hereby represents and warrants to Reprints and the Reprints Shareholders as follows:

4.1            Organization. Derycz is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

4.2            Capitalization.  Derycz's authorized capital stock consists of 120,000,000 shares of capital stock, 100,000,000 of which are designated as Common Stock, none of which are outstanding, and 20,000,000 shares of which are designated as Preferred Stock, none of which are outstanding.  When issued, the Derycz Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Derycz is a party or which are binding upon Derycz providing for the issuance by Derycz or transfer by Derycz of additional shares of Derycz's capital stock, and Derycz has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of Derycz. There are no voting trusts or any other agreements or understandings with respect to the voting of Derycz's capital stock.  There are no obligations of Derycz to repurchase, redeem or otherwise require any shares of its capital stock as of the Closing.

4.3            Authority Relative to this Agreement.  Derycz has the requisite power and authority to enter into this Agreement and carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by Derycz and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Derycz, and no other actions on the part of Derycz are necessary to authorize this Agreement or the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Derycz and constitutes a valid and binding obligation of Derycz, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

ARTICLE 5
CONDITIONS TO CLOSING

5.1            Conditions to Obligations of Reprints and the Reprints Shareholders.  The obligations of Reprints and the Reprints Shareholders under this Agreement shall be subject to each of the following conditions:

(a)            Closing Deliveries.  At the Closing, Derycz shall have delivered or caused to be delivered to Reprints and the Reprints Shareholders the following:

(i)            resolutions duly adopted by the Board of Directors of Derycz authorizing and approving the Share Exchange and the execution, delivery and performance of this Agreement;

(ii)            certificates representing the Derycz Shares issued to the Reprints Shareholders pursuant to Schedule I;

(iii)            this Agreement duly executed by Derycz;

(iv)            all corporate records, agreements, seals and any other information reasonably requested by Reprints’s representatives with respect to Derycz, to the extent that Derycz possesses such materials;

(v)            such other documents as Reprints and/or the Reprints Shareholders may reasonably request in connection with the transactions contemplated hereby, to the extent that Derycz possesses such materials.

(b)            Representations and Warranties to be True.  The representations and warranties of Derycz herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  Derycz shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

5.2            Conditions to Obligations of Derycz. The obligations of Derycz under this Agreement shall be subject to each of the following conditions:

(a)            Closing Deliveries.    On the Closing Date, Reprints and/or the Reprints Shareholders shall have delivered to Derycz the following:

(i)            certificates representing the Reprints Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers, or duly signed and authorized stock assignments separate from certificates;

(ii)            this Agreement duly executed by Reprints and the Reprints Shareholders;

(iii)            such other documents as Derycz may reasonably request in connection with the transactions contemplated hereby.

(b)            Representations and Warranties to be True.    The representations and warranties of Reprints and the Reprints Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  Reprints and the Reprints Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

ARTICLE 6
GENERAL PROVISIONS

6.1            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier, mailed by registered or certified mail (postage prepaid and return receipt requested), or sent by email to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

6.2            Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

6.3            Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

6.4            Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

6.5            Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, U.S.A.  Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the City of Los Angeles, California and each party hereby waives any right to object to the convenience of such venue.

6.6            Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

6.7            Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

6.8            Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

6.9            Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

6.10            Expenses.  At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

Reprints Desk, Inc.                                                                                                                        Derycz Scientific, Inc.

By: __________________________                                                                                      By: __________________________
Peter Derycz, President                                                                                                               Peter Derycz, President

REPRINTS SHAREHOLDERS:

____________________
Peter Derycz

Bristol Investment Fund, LLC

By:_______________________
Name:
Title:

Bristol Capital, LLC

By:_______________________
Name:
Title:

____________________
Richard McKilligan

____________________
Matt Balaker

____________________
Amy Wang

Schedule I

Shareholder Name	Reprints Shares	Derycz Shares
Peter Derycz	275,000	4,000,000
Bristol Investment Fund, Ltd.	137,500	2,000,000
Bristol Capital, LLC	124,500	1,810,910
Richard McKilligan	5,000	72,728
Matt Balaker	5,000	72,728
Amy Wang	3,000	43,637